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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                        -------------------------------

                                    FORM 8-K

                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):
                                  June 16, 2004

                        -------------------------------

                        WIRELESS FRONTIER INTERNET, INC.
                              (F/K/A Fremont Corp)
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                    DELAWARE
                 (STATE OR OTHER JURISDICTION OF INCORPORATION)

               000-08281                               76-0402866
        (COMMISSION FILE NUMBER)          (I.R.S. EMPLOYER IDENTIFICATION NO.)

       104 West Callaghan Street
          Fort Stockton, Texas                            79735
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)               (ZIP CODE)

                                 (432) 336-0336
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE)


          (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

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

ITEM 5.  OTHER EVENTS.

      Certain officers of Wireless Frontier Internet, Inc. (the "Company") have agreed to contribute to the capital of the Company the number of issued and outstanding shares of the common stock, par value $0.001 per share (the "Common Stock"), of the Company set forth opposite his name below.

              Shareholder                           Number of Shares
              -----------                           ----------------

            Alex J. Gonzalez                           13,762,122
          Joe Chris Alexander                            883,334
         Ronald J. Marosko, Jr.                          883,334
            Jaime R. Velasco                            1,100,000

      Pursuant to a written agreement, dated as of June 9, 2004, the Company and Strategic Abstract & Title Corporation ("Strategic Abstract") agreed to annul the transaction on June 30, 2003 between the parties pursuant to which the Company had acquired all the assets of Strategic Abstract (the "Strategic Assets") and as consideration therefor, had issued to Strategic Abstract 4,166,640 shares of Common Stock. In connection with such annulment, (i) Strategic Abstract agreed to contribute to the capital of the Company 3,791,210 shares of Common Stock that it had received from the Company as partial consideration for the initial sale; and (ii) the Company agreed to return to Strategic Abstract the Strategic Assets and to issue to Patrick Cordero, the owner of Strategic Abstract, a five-year warrant to purchase up to 250,000 shares of Common Stock, which warrant shall be exercisable at any time commencing on December 31, 2004, at an exercise price of $0.25 per share.

      As of June 14, 2004, and prior to giving effect to the transactions described in the preceding paragraphs, the Company had issued and outstanding 65,497,386 shares of Common Stock.

      On June 7, 2004, the Company entered into employment agreements with the following officers of the Company: Alex J. Gonzalez, Joe Chris Alexander, Ronald J. Marosko, Jr. and Kelly E. Simmons.

      The Company approved the grant to certain of its officers of employee stock options to purchase the number of shares of Common Stock set forth opposite his name below. Each option will be vested immediately and be exercisable as follows: (i) 25% of such option shall become exercisable on December 31, 2004 at a price of $0.25 per share; (ii) an additional 25% of such option shall become exercisable on December 31, 2005 at a price of $0.31 per share; (iii) an additional 25% of such option shall become exercisable on December 31, 2006 at a price of $0.40 per share; and (iv) an additional 25% of such option shall become exercisable on December 31, 2007 at price of $0.50 per share. The exercise of these options will be conditioned upon the satisfaction of certain conditions set forth in each shareholder's respective option agreements.

              Shareholder                    Number of Options to be Granted
              -----------                    -------------------------------

            Alex J. Gonzalez                           13,762,122
          Joe Chris Alexander                            883,334
         Ronald J. Marosko, Jr.                          883,334
            Jaime R. Velasco                            1,100,000

      The Company's board of directors authorized the Company to take all necessary actions to approve an employee stock option plan which would provide for the issuance of up to 20,000,000 shares of Common Stock.

      In March 2004, the Company issued convertible debentures to a number of noteholders, in the aggregate principal amount of $1,315,000, at an interest rate of 10%, and warrants to purchase an aggregate of 7,655,000 shares of Common Stock at an exercise price of $0.20 per share. Under the terms of the debentures, the noteholders had the option to convert the principal balance of the debentures, in whole or in part, into shares of Common Stock at a conversion price equal to $0.20 per share. These debentures matured on April 11, 2004, and the Company was unable to pay off the debentures at maturity. The Company agreed with holders of the debentures (including certain holders that are affiliates of the Placement Agent) representing this indebtedness to extend the maturity of this indebtedness to August 11, 2004. The note is now convertible at $0.10 per share, and the warrants attached are exercisable at $0.05 per share. In addition, the holders of the debentures agreed not to convert their notes into shares of Common Stock if the Company paid off the notes in full, on or prior to August 13, 2004.

      Jaime R. Velasco, formerly Executive Vice President of the Company, became Executive Vice President of Wireless Frontier Internet, Inc. (TX), a wholly-owned subsidiary of the Company, effective June 7, 2004.

      The Company issued a press release on June 10, 2004 announcing that Kelly
E. Simmons had joined the Company as its Chief Financial Officer. The Company also confirmed in the same press release that it had ceased acquisition discussions with IPVoice Communications, Inc. A copy of the press release issued by the Company concerning the foregoing is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10.1 Employment Agreement, dated as of June 7, 2004, by and between Wireless Frontier Internet, Inc. and Alex J. Gonzalez

Exhibit 10.2 Employment Agreement, dated as of June 7, 2004, by and between Wireless Frontier Internet, Inc. and Joe Chris Alexander

Exhibit 10.3 Employment Agreement, dated as of June 7, 2004, by and between Wireless Frontier Internet, Inc. and Ronald J. Marosko, Jr.

Exhibit 10.4 Employment Agreement, dated as of June 7, 2004, by and between Wireless Frontier Internet, Inc. and Kelly E. Simmons

Exhibit 99.1   Press Release dated June 10, 2004

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 WIRELESS FRONTIER INTERNET, INC.
                                 --------------------------------
                                  (Registrant)


                                 By: /s/ Kelly E. Simmons
                                    ------------------------------
                                 Name:  Kelly E. Simmons
                                 Title: Chief Financial Officer

Dated: June 16, 2004